UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2013

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

16941 Keegan Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

(310) 735-0092

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 25, 2013, U.S. Auto Parts Network, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell up to an aggregate of 4,149,997 shares (the “Shares”) of its Series A Convertible Preferred Stock, $0.001 par value per share (the “Series A Preferred”), in one or more closings and at a purchase price per Share of $1.45 for aggregate proceeds to the Company over all closings of approximately $6.0 million, subject to the satisfaction of customary closing conditions. Robert J. Majteles, the Company’s Chairman of the Board, and Fredric W. Harman and Sol Khazani, each also a current director of the Company, are Purchasers or affiliated with one or more of the Purchasers and the Company’s entering into the Purchase Agreement and the transactions contemplated thereby was approved by a special committee comprised of disinterested members of the Company’s Board of Directors.

At the initial closing on March 25, 2013, the Company sold 3,999,997 Shares for aggregate proceeds to the Company of approximately $5.8 million. The Company may hold additional closings within 90 days of the date of the Purchase Agreement to sell the remaining 150,000 Shares to Purchasers under the Purchase Agreement. The Company will use the net proceeds from the sale of the Shares to reduce its revolving borrowings (without any permanent reduction in the related loan commitments) under the Credit Agreement previously entered into by the Company, certain of its wholly-owned domestic subsidiaries and JPMorgan Chase Bank, N.A. (“JP Morgan”) on April 26, 2012 (the “Credit Agreement”).

The Purchase Agreement includes representations, warranties and covenants customary for a transaction of this type. The Shares will be sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. In accordance with the terms of the Purchase Agreement, at each closing the Company will deliver a certificate representing the number of Shares purchased by each Purchaser, which delivery shall be against payment of the purchase price by each such Purchaser by wire transfer of immediately available funds to the Company.

The terms of the Purchase Agreement also provide that the Company will file a “resale” registration statement (the “Registration Statement”) within 45 days of the initial closing covering 4,149,997 shares of the Company’s Common Stock (the “Common Stock”) initially issuable upon conversion of all Shares authorized for sale pursuant to the Purchase Agreement and up to 900,000 additional shares of Common Stock that may be issued as dividends on the Shares (collectively, the “Registrable Shares”). If any Registrable Shares are unable to be included on the Registration Statement, the Company has agreed to file subsequent registration statements to register the remaining Registrable Shares. The Company is obligated to maintain the effectiveness of the “resale” registration statement with respect to any Registrable Shares until (i) such time as such Registrable Shares have been resold, or (ii) such time as such Registrable Shares no longer remain “Registrable Shares” pursuant to the terms of the Purchase Agreement.

On March 25, 2013, the Company filed a Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, authorizing 4,149,997 shares of Series A Preferred and establishing the rights, preferences, privileges and obligations thereof. Each share of Series A Preferred is initially convertible into shares of the Common Stock at a fixed conversion price of $1.45 per share. The conversion price will be adjusted for certain non-price based events, such as dividends and distributions on the Common Stock, stock splits, combinations, recapitalizations, reclassifications, mergers, or consolidations. If not previously converted, the Series A Preferred will automatically convert to Common Stock if the volume weighted average price for the Common Stock for any 30 consecutive trading days is equal to or exceeds $4.35 per share. In the event of a Liquidation Event (as defined in the Certificate of Designation) the Series A Preferred is entitled to receive, prior and in preference to any distribution to the Common Stock, an amount per share equal to $1.45 per share of Series A Preferred, plus all then accrued but unpaid dividends on such Series A Preferred. Dividends on the Series A Preferred are payable quarterly at a rate of $0.058 per share per annum in cash, in shares of Common Stock or in any combination of cash and Common Stock as determined by the Company’s Board of Directors. Certain conditions are required to be satisfied in order for the Company to pay dividends on the Series A Preferred in shares of Common Stock, including (i) the Common Stock being registered pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended, (ii) the Common Stock being issued having been approved for listing on a trading market and (iii) the Common Stock being issued either being covered by an effective registration statement or being freely tradable without restriction under Rule 144 (subject to certain exceptions). The Series A Preferred shall each be entitled to one vote per share for each share of Common Stock issuable upon conversion thereof (excluding from any such calculation any dividends accrued on such shares) and shall vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote. In addition, the Company must obtain the consent of holders of at least a majority of the then outstanding Series A Preferred in connection with (a) any amendment, alteration or repeal of any provision of the certificate of incorporation or bylaws of the Company as to adversely affect the preferences, rights or voting power of the Series A Preferred, or (b) the creation, authorization or issuance of any additional Series A Preferred or any other class or series of capital stock of the Company ranking senior to or on parity with the Series A Preferred or any security convertible into, or exchangeable or exercisable for Series A Preferred or any other class or series of capital stock of the Company ranking senior to or on parity with the Series A Preferred. The Certificate of Designation may only be amended with the consent of the Company and the holders of a majority of the outstanding shares of Series A Preferred except that any amendment to the dividends payable on the Series A Preferred, the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred or the conversion price of the Series A Preferred shall require the written consent of all holders of the outstanding shares of Series A Preferred.

In order to effect the transactions contemplated by the offering described above, concurrent with the execution of the Purchase Agreement, the Company, certain of its wholly-owned domestic subsidiaries and JPMorgan entered into a Second Amendment to Credit Agreement (the “Credit Agreement Amendment”) amending the Credit Agreement to, among other things, allow the Company to pay cash dividends on the Series A Preferred in an aggregate amount of up to $400,000 per year and pay cash dividends in lieu of issuing fractional shares upon conversion of or in payment of dividends on the Series A Preferred, each subject to certain restrictions set forth in the Credit Agreement Amendment but without having to satisfy certain other conditions that would have otherwise applied to the payment of such dividends.

The foregoing summaries of the rights, preferences, privileges and obligations of the Series A Preferred, the Purchase Agreement and the Credit Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Designation, the Purchase Agreement and the Credit Agreement Amendment, which are filed as Exhibits 3.1, 10.1 and 10.2 to this Current Report, respectively, and are incorporated herein by reference. The press release announcing the transactions contemplated hereby is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the filing of the Certificate of Designation and the issuance of Series A Preferred is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the filing of the Certificate of Designation is incorporated by reference into this Item 5.03.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, the Company’s issuance of securities, the amount of proceeds from the offering and the closing of the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with investors fulfilling their obligations to purchase the securities and the Company’s ability to satisfy its conditions to close the offering. Risk factors related to the Company and its business are discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012 and other filings with the SEC. Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of U.S. Auto Parts Network, Inc.

10.1	Securities Purchase Agreement dated March 25, 2013 by and among U.S. Auto Parts Network, Inc. and the Purchasers listed therein

10.2	Second Amendment to Credit Agreement dated as of March 25, 2013 by and between U.S. Auto Parts Network, Inc., certain of its wholly-owned domestic subsidiaries and JPMorgan Chase Bank, N.A.

99.1	Press Release dated March 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Auto Parts Network, Inc.

Dated: March 25, 2013	By:	/s/ Bryan P. Stevenson
	Name:	Bryan P. Stevenson
	Title:	VP, General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of U.S. Auto Parts Network, Inc.

10.1	Securities Purchase Agreement dated March 25, 2013 by and among U.S. Auto Parts Network, Inc. and the Purchasers listed therein

10.2	Second Amendment to Credit Agreement dated as of March 25, 2013 by and between U.S. Auto Parts Network, Inc., certain of its wholly-owned domestic subsidiaries and JPMorgan Chase Bank, N.A.

99.1	Press Release dated March 25, 2013